Exhibit 99.1

Allurion Technologies, Inc. Announces Reverse Stock Split

NATICK, Mass., December 24, 2024 (GLOBE NEWSWIRE) – Allurion Technologies, Inc. (NYSE: ALUR) (“Allurion” or the “Company”), a company dedicated to ending obesity, today announced that its Board of Directors has determined to effect a one-for-twenty five reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).

The reverse stock split will take effect at 12:01 a.m. Eastern Time on January 3, 2025, and the Company’s Common Stock will begin trading on a split-adjusted basis on The New York Stock Exchange (“NYSE”) as of the opening of trading on January 3, 2025. The CUSIP number of 02008G 201 will be assigned to the Company’s Common Stock when the reverse stock split becomes effective.

When the reverse stock split becomes effective, every twenty five (25) of the Company’s issued shares of Common Stock will be combined into one (1) issued share of Common Stock, without any change to the par value per share. This will reduce the number of outstanding shares of Common Stock from approximately 67,781,585 million shares to approximately 2,711,263 million shares.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fraction of a share of Common Stock of the Company will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share.

Proportional adjustments will also be made to the number of shares of Common Stock awarded and available for issuance under the Company’s equity incentive plans, as well as the exercise price and the number of shares issuable upon the exercise or conversion of the Company’s outstanding stock options, restricted stock units and other equity securities under the Company’s equity incentive plans. Additionally, all outstanding convertible notes will be adjusted in accordance with their terms, which will, among other changes to the convertible note terms, result in proportionate adjustments being made to the number of shares issuable upon exercise of such convertible notes and to the exercise and redemption prices of such convertible notes. All outstanding warrants will also be adjusted in accordance with their terms, which will, among other changes to the warrant terms, result in proportionate adjustments being made to the number of shares issuable upon exercise of such warrants and to the exercise and redemption prices of such warrants. Specifically, following the effectiveness of the reverse stock split, every twenty five (25) shares of Common Stock that may be purchased pursuant to the exercise of public warrants will represent one (1) share of Common Stock that may be purchased pursuant to such warrants. Accordingly, for the Company’s warrants trading under the symbol “ALUR WS”, each whole public warrant will be exercisable for 0.056818 shares of common stock at an exercise price of $202.50 per share of Common Stock, which is based on each public warrant being exercisable for 1.420455 shares of common stock before the reverse stock split, adjusted for the 25:1 reverse stock split ratio.

Stockholders with shares held in book-entry form or through a bank, broker, or other nominee are not required to take any action and will see the consequence of the reverse stock split reflected in their accounts on or after January 3, 2025. Such beneficial holders may contact their bank, broker, or nominee for more information.

The reverse stock split ratio approved by the Board of Directors is within the previously disclosed range of ratios for a reverse stock split authorized by the stockholders of the Company at the 2024 Annual Meeting of Stockholders of the Company held on December 16, 2024.

On August 12, 2024, the Company received a letter (the “Minimum Price Requirement Letter”) from the staff at the NYSE notifying the Company that, for the 30 consecutive trading days prior to the date of the Minimum Price Requirement Letter, the closing bid price for the Common Stock had been below the minimum $1.00 per share, as set forth in Rule 802.01C of the NYSE Listed Company Manual, which is required for continued listing of the Common Stock on the NYSE (the “Minimum Price Requirement”).

The Company believes that the reverse stock split will increase the market price for its Common Stock and cure the deficiency in the Minimum Price Requirement.

About Allurion

Allurion is dedicated to ending obesity. The Allurion Program is a weight loss platform that features the Allurion Gastric Balloon, the world’s first and only swallowable, Procedure-lessTM intragastric balloon for weight loss, and offers access to the Allurion Virtual Care Suite, including the Allurion Mobile App for consumers, Allurion Insights for health care providers featuring the Coach Iris Platform, and the Allurion Connected Scale. The Allurion Virtual Care Suite is also available to providers separately from the Allurion Program to help customize, monitor and manage weight loss therapy for patients regardless of their treatment plan: gastric balloon, surgical, medical or nutritional. The Allurion Gastric Balloon is an investigational device in the United States.

For more information about Allurion and the Allurion Virtual Care Suite, please visit www.allurion.com.

Allurion is a trademark of Allurion Technologies, Inc. in the United States and countries around the world.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the U.S. federal and state securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and include statements regarding the Company’s expectations with respect to the timing and execution of its reverse stock split and the Company’s intentions or ability to satisfy the continued listing standards of the NYSE, including the Minimum Price Requirement. Forward-looking statements are predictions, projections and other statements about future events that reflect the current beliefs and assumptions of Allurion’s management based on information currently available to them and, as a result, are subject to risks and uncertainties. Many factors could cause actual future results or developments to differ materially from the forward-looking statements in this communication, including but not limited to (i) the ability of Allurion to obtain and maintain regulatory approvals for and successfully commercialize its program, including the Allurion Balloon, its VCS platform, and its compounded GLP-1 program, in the United States and abroad, (ii) the timing of, and results from, our clinical studies and trials and submission of such results to regulatory authorities, (iii) the evolution of the markets in which Allurion competes, (iv) the ability of Allurion to defend its intellectual property, (v) the impact of the COVID-19 pandemic, the Russia and Ukraine war, and the conflict in the Middle East on Allurion’s business, (vi) Allurion’s expectations regarding its market opportunities, including those for the Allurion Program, its VCS platform, and its compounded GLP-1 program (vii) the risk of economic downturns and a changing regulatory landscape in the highly competitive industry in which Allurion operates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Allurion’s Annual Report on Form 10-K filed on March 26, 2024 (as subsequently amended), Quarterly Report on Form 10-Q filed on November 13, 2024, and other documents filed by Allurion from time to time with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Allurion assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Allurion does not give any assurance that it will achieve its expectations.

Global Media:

Cedric Damour

PR Manager

+33 7 84 21 02 20

cdamour@allurion.com

Investor Contact:

Mike Cavanaugh, Investor Relations

ICR Westwicke

(617) 877-9641

mike.cavanaugh@westwicke.com